              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 7, 1997, with respect to the financial statements of The Americas Growth Fund, Inc. included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-28809) and related Prospectus of JW Charles Financial Services, Inc. for the registration of 404,515 shares of its common stock.

                                        ERNST & YOUNG LLP


Jacksonville, Florida
August 6, 1997